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                                                                     Exhibit H-1


                                   Before the

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Release No.                        , 2005

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In the Matter of:

CenterPoint Energy, Inc.
1111 Louisiana
Houston, Texas 77002

Utility Holding, LLC
1011 Centre Road, Suite 324
Wilmington, Delaware 19801


         CenterPoint Energy, Inc., a registered holding company, and its subsidiary Utility Holding, LLC, also a registered holding company, have filed an Application/Declaration seeking authority for certain financing through June 30, 2008 under the Public Utility Holding Company Act of 1935.

         The filing and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2005 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.